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                                                                   EXHIBIT 5.1

                                 July 2, 1996


Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (File No. 333-04309) originally filed by Optika Imaging Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 22, 1996, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock (the "Shares"). The Shares include shares to be sold by selling stockholders and the Company and an over-allotment option granted to the Underwriters by the Company and certain Stockholders to purchase additional shares of the Company's Common Stock. The Shares are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP

                                        BROBECK, PHLEGER & HARRISON LLP